Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of RTX Corporation (formerly known as Raytheon Technologies Corporation) of our report dated February 6, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Raytheon Technologies Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

July 25, 2023